UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K/A
(Amendment No. 1)
 _____________________________________________
 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2018
_____________________________________________
ANDEAVOR LOGISTICS LP
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	ANDX	New York Stock Exchange

EXPLANATORY NOTE

Andeavor Logistics LP (the “Company”) is filing this amendment and restatement of the Company’s Current Report on Form 8-K filed on October 2, 2018 (the "Original Filing") solely to correct the date of the report set forth on the cover page of the Original Filing. While the Original Filing was timely filed, the date of the report was inadvertently listed as September 24, 2018 rather than September 26, 2018, the correct date of the earliest event reported. The cover page has also been revised (i) to reflect the Company’s current principal executive office, telephone number and zip code and (ii) to provide newly-required information about the Company’s securities that are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Other than these changes to the cover page, this amendment and restatement contains no changes to the information provided in, or the exhibits filed with, the Original Filing, which is hereby amended and restated in its entirety, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Filing.

* * *

Introductory Note
On October 1, 2018, Marathon Petroleum Corporation (“MPC”), a Delaware corporation, completed its acquisition of Andeavor through the merger of MPC’s wholly owned subsidiary, Mahi Inc., with and into Andeavor (the “First Merger”), with Andeavor surviving the First Merger as a wholly owned subsidiary of MPC, and the subsequent merger of Andeavor with and into MPC’s wholly owned subsidiary, Andeavor LLC (f/k/a Mahi LLC) (the “Second Merger” and together with the First Merger, the “Merger”), with Andeavor LLC surviving the Second Merger as a wholly owned subsidiary of MPC. In the Merger, Andeavor stockholders will receive approximately $3.5 billion in cash and approximately 240 million shares of MPC common stock, par value $0.01 per share.
Following the Merger, MPC is the beneficial owner of approximately 156 million common units representing limited partnership interests (“Common Units”) in Andeavor Logistics LP (the “Company”) out of approximately 245 million common units outstanding as of October 1, 2018, representing an approximate 63.6% limited partner interest. MPC is also the beneficial owner of 100% of the equity interests of Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Company (the “General Partner”).
Item 5.01 Changes in Control of Registrant.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignations and Appointments
On September 26, 2018, Raymond J. Bromark notified the Board of Directors of the General Partner (the “Board”), that he would resign as a member of the Board, effective September 27, 2018, including any committees of the Board on which he serves. Mr. Bromark’s resignation is not due to any disagreement with the Company, its management or the Board on any matter relating to its operations, policies or practices.
Effective October 1, 2018, in connection with the Merger, Steven M. Sterin, Jeff A. Stevens and Michael E. Wiley resigned as members of the Board. The resignations of these individuals are not due to any disagreement with the Company, its management or the Board on any matter relating to its operations, policies or practices.
Gregory J. Goff, Sigmund L. Cornelius, Ruth I. Dreessen and James H. Lamanna will continue to serve on the Board.
Effective October 1, 2018, following the closing of the Merger, the members of the General Partner entered into an amendment to the Third Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC and increased the size of the Board to ten members. Gary R. Heminger, Donald C. Templin, Timothy T. Griffith, Pamela K. M. Beall, Frank M. Semple and Michael J. Hennigan were appointed as members of the Board. Messrs. Heminger, Templin, Griffith and Hennigan and Ms. Beall are compensated by MPC for their service as officers of MPC or MPLX and will not receive any additional compensation for their service on the Board. Mr. Semple is expected to be appointed as a member of a board observer committee at the Company, the members of which will attend various meetings of the MPC board of directors to enable them to provide relevant insight to the General Partner’s Board respecting MPC’s enterprise-wide strategy and other matters of interest to the Company. Mr. Semple will receive compensation from the Company for such service in amounts to be determined at a later date.
Officer Resignations and Appointments
Effective October 1, 2018, concurrent with the closing of the Merger, the Board removed Gregory J. Goff, Steven M. Sterin, and Kim K.W. Rucker, as officers of the General Partner.
Effective October 1, 2018, following the closing of the Merger, the Board appointed Gary R. Heminger as Chief Executive Officer of the General Partner. In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K with respect to Mr. Heminger, the section of MPC’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 28, 2018, entitled “Executive and Corporate Officers of the Registrant” is incorporated by reference herein.Effective October 1, 2018, following the closing of the Merger, the Board appointed Don J. Sorensen, as President of the General Partner. Mr. Sorensen, 51, served as Senior Vice President, Operations of the General Partner since April 2016, having served as Vice President, Operations since January 2015. He also served as Senior Vice President, Logistics of a subsidiary of Andeavor since January 2015 and previously served as its Vice President, Integration beginning in August 2012. Mr. Sorensen also previously served as Vice President of Andeavor’s Anacortes refinery from 2007 to 2012.
Effective October 1, 2018, following the closing of the Merger, the Board appointed Andrew Woodward, 35, as Vice President, Finance (principal financial officer) of the General Partner. Prior to this appointment, Mr. Woodward served as Senior Director of ANDX Finance and Investor Relations, acting as Chief Financial Officer, Logistics for a subsidiary of Andeavor since 2017. He started his career at Andeavor in 2015, serving as Senior Director, Corporate Development where he led finance, valuation, structuring and economic analysis on corporate and asset transactions. Prior to joining Andeavor, Mr. Woodward served as Vice President, Midstream at RBC Capital Markets within its energy investment banking group. Mr. Woodward received a Master of Business Administration degree from the University of Texas in Austin and a Bachelor of Arts degree in Economics and Philosophy from Colorado College.
Blane W. Peery will continue to serve as principal accounting officer of the General Partner.
Messrs. Heminger, Sorensen, Woodward and Peery receive an annual base salary from MPC and are eligible to participate in MPC’s or Andeavor’s legacy annual cash bonus program and long-term incentive compensation plans, as well as other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans. They are also eligible to participate in the Company’s long-term incentive compensation plan.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective October 1, 2018, Section 2 of the Company’s Certificate of Limited Partnership, as amended, and Article 2.3 of the Company’s Third Amended and Restated Agreement of Limited Partnership were amended to change the Company’s registered agent to The Corporation Trust Company and its registered office to 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. Article 2.3 of the Company’s Third Amended and Restated Agreement of Limited Partnership was also amended to change its principal place of business to 200 East Hardin Street, Findlay, Ohio 45840. The Company’s Certificate of Amendment to the Certificate of Limited Partnership and the First Amendment to the Third Amended and Restated Agreement of Limited Partnership, in each case dated October 1, 2018, are filed as Exhibits 3.1 and 3.2 hereto. The General Partner’s Certificate of Amendment to the Certificate of Formation and Amendment to the Third Amended and Restated Limited Liability Company Agreement, in each case dated October 1, 2018, are filed as Exhibits 3.3 and 3.4 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this Current Report on Form 8-K.

3.1	Certificate of Amendment to Certificate of Limited Partnership of Andeavor Logistics LP, dated October 1, 2018.

3.2	First Amendment to Third Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, dated October 1, 2018.

3.3	Certificate of Amendment to the Certificate of Formation of Tesoro Logistics GP, LLC, dated October 1, 2018.

3.4	Amendment to Third Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated October 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andeavor Logistics LP

	By:	Tesoro Logistics GP, LLC
its general partner

Date: May 14, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary